                                                                    EXHIBIT 10.8


                               LICENSE AGREEMENT


THIS LICENSE AGREEMENT is made effective (the "Effective Date") the 18/th/ day of March, 1999.

BETWEEN:

        GUY CRAMER, businessman, of 1335 Sutherland Avenue,
        Port Coquitlam, British Columbia  V3B 7G7
            ("Cramer")
                                                               OF THE FIRST PART

AND:

        GINO GEMMA, businessman, of 6441 Lougheed Highway,
        Burnaby, British Columbia  V5B 3A1
            ("Gemma")
                                                              OF THE SECOND PART

AND:

        ROBERT DYMONT, businessman, of 346 Mount Parke Drive, P.O. Box 103, Mayne Island, British Columbia V0N 2J0
            ("Dymont")
                                                               OF THE THIRD PART


AND:

        S.O. (ROY) TJELTA, businessman, of 346 Mount Parke Drive, P.O. Box 103, Mayne Island, British Columbia V0N 2J0
            ("Tjelta")
                                                              OF THE FOURTH PART

     (Cramer, Gemma, Dymont and Tjelta collectively referred to as the "Licensors")

AND:

        HYPERSTEALTH BIOTECHNOLOGY INC., a company duly incorporated under the laws of Colorado and having an address for notice and delivery located at Suite 330, 1919 14/th/ Street, Boulder, Colorado 80302

(the "Licensee")
                                                               OF THE FIFTH PART


WHEREAS:

A. The Licensors have developed and are the exclusive owners of certain technology relating to hyperbaric chambers and a passive negative ion generator (such technology hereinafter collectively referred to as the "Hyperstealth Technology"); and

B. The Licensors have agreed, pursuant to the terms of this Agreement, to grant unto the Licensee the sole and exclusive right and capacity to market, sell, develop and produce the Hyperstealth Technology worldwide except for in Canada (such geographical jurisdiction hereinafter referred to as the "Territory").

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, the parties hereto agree as follows:

                                   Article 1

                   DEFINITIONS, SCHEDULES AND INTERPRETATION
                   -----------------------------------------

1.1       Definitions.   For all purposes of this Agreement, except as otherwise
          -----------
expressly provided or unless the context otherwise requires, the following words and phrases will have the following meanings:

     (a)       "Agreement" means this Agreement, as amended from time to time;


     (b) "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia;


     (c)       "Closing" has the meaning ascribed to it in section 8.3;

     (d)       "Defaulting Party" has the meaning ascribed to it in section
               10.1.

     (e) "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

     (f) "Hyperstealth Technology" has the meaning ascribed to it in recital "A";

     (g)       "Improvements" has the meaning ascribed to it in section 5.1.

     (h)       "Initial Term" has the meaning ascribed to it in section 7.1.

     (i) "Licensee" means Hyperstealth Biotechnology Inc., a company duly incorporated under the laws of Colorado, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

     (j)       "Licensors" means Guy Cramer, Gino Gemma, Robert Dymont and S.O.
               (Roy) Tjelta, collectively;

     (k)       "Non-Defaulting Party" has the meaning ascribed to it in section
               10.1.

     (l)       "Non-Renewal Notice" has the meaning ascribed to it in section
               7.2.

     (m)       "Option" has the meaning ascribed to it in section 8.1.

     (n) "Party" or "Parties" means the Licensors and/or the Licensee, as the context so requires, and their respective successors and permitted assigns as the context so requires;

     (o)       "Purchase Price" has the meaning ascribed to it in section 8.1.

     (p)       "Retirement" has the meaning ascribed to it in section 3.2;

     (q)       "Royalty" has the meaning ascribed to it in section 3.1; and

     (r)       "Territory" has the meaning ascribed to it in recital "B".

1.2       Interpretation.   For the purposes of this Agreement, except as
          --------------
otherwise expressly provided or unless the context otherwise requires:


     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

     (c) any reference to an entity will include and will be deemed to be a reference to any entity that is a permitted successor to such entity; and

     (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

                                   Article 2

                           GRANT OF EXCLUSIVE LICENSE
                           --------------------------

2.1       Grant of License.   The Licensors hereby grant to the Licensee an
          ----------------
exclusive license during the continuance of this Agreement to distribute and market the Hyperstealth Technology in the Territory, subject to section 2.2.

2.2       Loss of Territory, Exclusive License and Option.   In the event the
          -----------------------------------------------
Licensee sells less than two hyperbaric chambers utilizing the Hyperstealth Technology (or the equivalent monetary value in rental or franchise revenue or other revenue) in any year after the second year of the Initial Term of this Agreement, then the Licensors will have the right, upon providing the Licensee of 30 written days' notice of such, to alter the Licensee's Territory, to amend section 2.1 so as to grant to the Licensee a non-exclusive license and to revoke its grant of Option set out in Article 8.

                                   Article 3

                                ROYALTY PAYMENT
                                ---------------

3.1       Royalty.  The Licensors will receive a royalty (the "Royalty") of an
          -------
aggregate 4% of gross revenues, as defined below, received by the Licensee in connection with the marketing, sale, distribution, production, franchise, sub-licensing or operations or any other source of revenue related to the Hyperstealth Technology, which Royalty will be divided amongst the Licensors as follows:

     (a)  A 1% Royalty will be payable to Cramer;


     (b)  A 1% Royalty will be payable to Gemma;


     (c)  A 1% Royalty will be payable to Dymont; and


     (d)  A 1% Royalty will be payable to Tjelta.

The Licensee will remit Royalty payments to the Licensors within 30 days of each calendar quarter for sales of such quarter, based on the aggregate of all quarters since year commencement, and will be reconciled annually within 120 days of year end. The revenues on which the Royalty is calculated will be gross sales less any sales commissions related to such sales.

                                   Article 4
                                   ---------

                    ACCOUNTING, INSPECTIONS AND ENFORCEMENT
                    ---------------------------------------

4.1       Maintenance of Separate Accounts.   The Parties agree that the
          --------------------------------
Licensee will maintain, at its principal place of business, separate accounts and records of business and activities conducted with respect to the Hyperstealth Technology and such accounts and records will be in sufficient detail as to enable Royalty calculations to be properly made under this Agreement. The Licensee will retain the accounts and records for at least one year after the date upon which they were made and presented to the Licensors. The Licensee will furnish such reasonable evidence as the Licensors deem necessary to verify the accounting and will permit the Licensors' representatives to make copies of or extracts from such accounts and records.

                                   Article 5
                                   ---------

                    OWNERSHIP OF THE HYPERSTEALTH TECHNOLOGY
                    ----------------------------------------

5.1       Ownership of Hyperstealth Technology.   The Licensee warrants and
          ------------------------------------
agrees that the Licensors own any and all right, title and interest in and to the Hyperstealth Technology, including any and all improvements, variations and enhancements made with respect to the Hyperstealth Technology. The Licensee further warrants and agrees that all improvements, variations, generations or replacements (collectively, the "Improvements") of the Hyperstealth Technology belong to the Licensors, whether developed or acquired by the Licensee or the Licensors, until such time as the Licensee purchases same in accordance with
Article 8.

5.2       Ownership of Patents, etc.   The Licensee warrants and agrees that all
          --------------------------
patents, trademarks, copyright and other intellectual right, property and information, whether now existing, in progress, or arising in the future in any jurisdiction, of or in relation to the Hyperstealth Technology, and as between the Parties and any affiliates, subsidiaries, associates, or personnel of the Licensee, belong solely and exclusively to the Licensors until such time as the Licensee purchases same in accordance with Article 8.

5.3       Prohibition Against Dispute.   The Licensee covenants and agrees that,
          ---------------------------
during and after the term of this Agreement, it will not contest the Licensors' Hyperstealth Technology nor will it in any way dispute or impugn the validity of the Licensors' ownership, patent, copyright or trademark therein until such time as the Licensee purchases the Hyperstealth Technology in accordance with Article 8.

5.4       Notification of Infringement.   The Licensee will immediately notify
          ----------------------------
the Licensors of any infringement or challenge or duplicate to the copyright, trademark or patent or proprietorship of the Hyperstealth Technology as soon as the Licensee becomes aware of such and, should such occur in the Territory, such challenge will be defended or prosecuted by the Licensors at the mutual and equal cost of the Parties.

                                   Article 6

                    LICENSEE IS INDEPENDENT AND NOT AN AGENT
                    ----------------------------------------

6.1       Independent Contractor.   The Licensee will be an independent
          ----------------------
contractor and not an employee of the Licensors, and the Licensors assume no obligations, contractual or otherwise, existing or which may arise with respect to the Licensee's operations. Nothing contained herein will constitute a partnership or joint venture between the parties hereto, and all sales made by the Licensee will be in the Licensee's name without reference to the Licensors if deemed so.

6.2       Licensee not Agent.   The Licensee will have no right to pledge the
          ------------------
credit of the Licensors, and the Licensee is not, and will not describe itself as, the agent of the Licensors.

                                   Article 7

                              TERM AND TERMINATION
                              --------------------

7.1       Term.   This Agreement will be effective commencing the date first
          ----
herein set forth, and will continue for a term of ten (10) years (the "Initial Term"), subject to termination in accordance with this Agreement.


7.2       Automatic Renewal.   The Licensee will have the right to extend the
          -----------------
Term automatically, and without further act, for an additional successive 10 year period (the "Second Term") subject to the Licensee not being in default at the termination of the Initial Term. The Licensee will provide the Licensors with written notice at least 90 days' prior to the end of the Initial Term of its intent not to renew the Agreement (the "Non-Renewal Notice"). Should the Licensee fail to provide a Non-Renewal Notice, this Agreement will automatically renew for an additional 10 year period.

7.3      Immediate Termination for Cause by Licensors.   Notwithstanding any
         --------------------------------------------
other provision of this Agreement, the Licensors may, at their option and in their sole discretion, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to this effect to the Licensee:


     (a) if any proceeding under any bankruptcy legislation is commenced by or against the Licensee which results in the Licensee being adjudged bankrupt, (such proceedings will not include a general proposal to creditors provided such proposal does not result in the appointment of a receiver or the loss of control of the business of the Licensee by its board and shareholders); or


     (b) if any execution, sequestration, or any another process of any court becomes enforceable against the Licensee or if any such process is levied on the rights under this Agreement or upon any of the monies due to the Licensors and is not released or satisfied by the Licensee, within 30 days thereafter; or if any resolution is passed or order made or other steps taken during the winding up, liquidation or other termination of the existence of the Licensee, or


     (c) if the Licensee is more than 30 days in arrears of payments due under this Agreement; or

     (d)  if the Licensee ceases or threatens to cease to carry on its business;
          or

     (e) if the Licensee is in default of this Agreement and fails to have cured or defeated the default in accordance with the terms of Article 10.

7.4      Termination upon Expiry of Term.   This Agreement will automatically
         -------------------------------
expire at the end of the Term unless renewed in accordance with section 7.2.

7.5      Termination upon Exercise of the Option.   This Agreement, including
         ---------------------------------------
the Royalty payments payable by the Licensee to the Licensors pursuant to
Article 3, will automatically terminate upon exercise in full of the Option as set out in Article 8.

7.6      Payments upon Termination.   If this Agreement is terminated, unless
         -------------------------
terminated pursuant to section 7.5, the Licensee will immediately make all payments to the Licensors in the manner and in accordance with Article 3 to the date of termination, without prejudice to any claim in damages if wrongfully terminated. The Licensee will return forthwith any and all information related to the Hyperstealth Technology.

                                   Article 8

                               OPTION TO PURCHASE
                               ------------------

8.1      Option to Purchase.   Subject to section 2.2, the Licensors hereby
         ------------------
grant to the Licensee the right, (i) on the earlier of the expiry of the Initial Term or upon two consecutive years of attaining $2,000,000 in net profits or
(ii) at any time during the Second Term provided this Agreement has been renewed pursuant to section 7.2, the option (the "Option") to purchase from the Licensors all of their rights, title and interests in and to the Hyperstealth Technology, including any and all patents, trademarks, copyright and other intellectual rights relating to the Hyperstealth Technology in consideration for that amount equal to 5% of the gross profits (being profit before deduction of any taxes or office over-head) received by the Licensee during the previous two years with respect to any and all business relating to the Hyperstealth Technology (the "Purchase Price"). In the event the Licensee has assigned this license, or any part, to any third parties, such third parties' gross profits will be calculated together with the Licensee's gross profits in determining the Purchase Price payable for the Hyperstealth Technology.

8.2      Exercise of Option.   The Licensee will provide the Licensors with 60
         ------------------
days prior notice of its intent to exercise the Option. Together with the requisite written notice, the Licensee will provide the Licensors with its audited calculations of the Purchase Price. Should the Licensors dispute the Purchase Price provided by the Licensee, the Licensors will employ, at their own expense, an auditor of their choice to produce audited calculations of the Purchase Price, and in such event, the Licensee will make available to such auditor or its agents or representatives, all books and accounting records as are deemed necessary by such auditor to assist such auditor in compiling audited calculations for the Purchase Price. In the event the Purchase Price produced by the Licensee and the Purchase Price produced by the Licensor are within $50,000 of each other, the Purchase Price will be that Purchase Price produced by the Licensee. In the event there is greater than a $50,000 difference between the Purchase Price produced by the Licensee and the Purchase Price produced by the Licensors, the Parties will together choose an independent auditor to provide audited calculations of the Purchase Price and the Purchase Price so derived at will be the Purchase Price. In the event the Parties are unable to agree on a joint auditor, this matter will be sent to Arbitration pursuant to Article 17.


8.3      Completion of Exercise of Option.   The exercise of the Option will be
         --------------------------------
completed within 30 days of the Purchase Price being determined to the satisfaction of all Parties, or such other date as the Parties mutually agree (the "Closing"). At the Closing, the Licensee will deliver to the Licensors a cheque or bank draft for the Purchase Price and the Licensors will deliver to the Licensee evidence of transfer of the Hyperstealth Technology from the Licensors to the Licensee.

                                   Article 9

                                   ASSIGNMENT
                                   ----------

9.1      Assignment by Licensee.   Subject to section 9.2, the Licensee will not
         ----------------------
assign any rights or interests under this Agreement in whole or in part unless it will have first requested and obtained the written consent of the Licensors to such proposed assignment. The Licensors' consent thereto will not be unreasonably withheld provided that the proposed assignee has agreed in writing with the Licensors to be bound by the terms and conditions of this Agreement.

9.2      Permissible Assignment by Licensee.   The Licensee may sub-license or
         ----------------------------------
franchise the right to market, sell, develop and produce the Hyperstealth Technology without the prior written consent of the Licensors so long as the sublicensing or franchising is of a license nature only and not a disposition of any part of the intellectual property attached to the Hyperstealth Technology provided that any sub-licensee or franchisee agrees to comply with the terms and conditions of this Agreement and provided that the Licensee provides the Licensors with written notice of such sub-license or franchise within 30 days of entering into such agreement.

9.3      Assignment by Licensors.   This Agreement and all rights hereunder may
         ------------------------
be assigned or transferred by the Licensors at any time provided that the Licensors' assignee agrees to expressly honour the terms and conditions of this Agreement.

                                  Article 10

                                    DEFAULT
                                    -------

10.1      Default. The Parties agree that if any Party is in default with
          -------
respect to any of the provisions of this Agreement (the "Defaulting Party"), the non-defaulting Parties (the "Non-Defaulting Party") will give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party will either:

     (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

     (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

10.2      Arbitration. If arbitration is sought a Party will not be deemed in
          -----------
default until the matter will have been determined finally by appropriate arbitration under the provisions of Article 17.

10.3      Curing the Default. If:
          ------------------

     (a) the default is not cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

     (b)  arbitration is not so sought; or


     (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

                                  Article 11

                                NON-COMPETITION
                                ---------------

11.1      Non-Competition. Other than the full enjoyment of the within License
          ---------------
rights during this Agreement, and for a period of two years after termination or expiry, the Licensee will not compete with the Licensors or their Hyperstealth Technology or engage in manufacturing, distribution, sales, or development of technology similar to the Hyperstealth Technology in the Territory or elsewhere nor enter into any partnerships, share ownerships, or any other relationship to the same effect nor will it provide any assistance to any parties, whether technical, informational, or otherwise, to the same effect. At no time, before or after this Agreement, will the Licensee employ the technical knowledge obtained from the Licensors in relation to the Hyperstealth Technology to develop any product or process similar to or competitive with the Hyperstealth Technology.


                                  Article 12

                                CONFIDENTIALITY
                                ---------------

12.1      Confidential Information. All information in respect to the
          ------------------------
Hyperstealth Technology, whether documentary, electronic storage, or otherwise, will be maintained in confidence by the Licensee and Licensors and the Parties will establish security systems and control systems to the reasonable satisfaction of the Licensors to protect the technology behind the Hyperstealth Technology.


                                  Article 13

                                   INSURANCE
                                   ---------

13.1      Product Liability Insurance. The Licensee will acquire, and will give
          ---------------------------
notice to the Licensors prior to the sale and delivery of the first hyperbaric chamber utilizing the Hyperstealth Technology under this Agreement, public liability and product liability insurance which in no case will be less than the insurance which a reasonable and prudent businessman carrying on a similar line of business would acquire. This insurance will be placed with a reputable and financially secure insurance carrier and will include the Licensors as additional insureds and will provide primary coverage with respect to the activities contemplated by this Agreement. The Licensee will provide the Licensors with certificates of insurance evidencing such coverage five calendar days before the commencement of sales under this Agreement and the Licensee warrants not to sell any hyperbaric chambers before such certificate is provided


                                  Article 14

                                   INDEMNITY
                                   ---------

14.1      Indemnity. The Licensee covenant, warrants and agrees that it will
          ---------
indemnify, hold harmless and defend the Licensors against any and all claims arising out of the exercise of any rights under this Agreement including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Hyperstealth Technology by the Licensee, or its customers or end-users.

14.2      Proprietary Indemnity. During the term of this Agreement, and after
          ---------------------
termination for default or otherwise, the Licensee covenants, warrants and agrees that it will indemnify and compensate the Licensors for any loss of the technology behind the Hyperstealth Technology or damage to the hyperbaric chambers or the Licensors' reputation by any act, commission, negligence, failure to act or failure to defend the Hyperstealth Technology.


                                  Article 15

                 REPRESENTATIONS AND WARRANTIES BY THE PARTIES
                 ---------------------------------------------

15.1      Representations and Warranties by the Licensors. In order to induce
          -----------------------------------------------
the Licensee to enter into this Agreement, the Licensors and each of them hereby represent and warrant to the Licensee, with the intent that the Licensee will rely on such representations and warranties in entering into this Agreement and in concluding the transactions contemplated in this Agreement, that, to the best of the knowledge, information and belief of the Licensors and each of them, after having made due enquiry:

     (a) the Licensors and each of them have the power and capacity to grant the license and the Option referred to in this Agreement, the full power and authority to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement, and to carry out the terms of this Agreement to the full extent.

15.2      Representations and Warranties by the Licensee. In order to induce the
          ----------------------------------------------
Licensors to enter into this Agreement, the Licensee hereby represents and warrants to the Licensors, with the intent that the Licensors will rely on such representations and warranties in entering into this Agreement and in concluding the transactions contemplated in this Agreement, that, to the best of the knowledge, information and belief of the Licensee, after having made due enquiry:

     (a) the Licensee has been duly incorporated and organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation;

     (b) the Licensee has the full corporate power and authority to enter into this Agreement;

     (c) the Licensee is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

     (d) the entering into of this Agreement by the Licensee does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Licensee's incorporating documents or any agreement or instrument to which the Licensee is a party; and

     (e) this Agreement has been duly authorized by all necessary corporate action on the part of the Licensee, is validly executed and delivered by the Licensee and is enforceable in accordance with its terms.


                                  Article 16

                                 FORCE MAJEURE
                                 -------------

16.1      Events. If either Party is at any time either during this Agreement or
          ------
thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay.

16.2      Notice. A Party will within three calendar days give notice to the
          ------
other Party of each event of force majeure under section 16.1, and upon cessation of such event will furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


                                  Article 17

                                  ARBITRATION
                                  -----------

17.1      Arbitration. Any dispute between the parties arising out of or in
          -----------
connection with this Agreement which cannot be settled amicably will be transferred and settled finally by arbitration in accordance with the Commercial Arbitration Act (British Columbia) and such arbitration will be held in Vancouver, British Columbia.

17.2      Notice. It will be a condition precedent to the right of any Party to
          ------
submit any matter to arbitration, that any Party intending to refer any matter to arbitration will have given not less than five business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section 17.1.


                                  Article 18

                                    NOTICE
                                    ------

18.1      Notice. Each notice, demand or other communication required or
          ------
permitted to be given under this Agreement will be in writing and will be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication will be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, will be deemed conclusively to be the third day after the same will have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt will be the date on which the notice, demand or other communication is actually received by the addressee.

18.2      Change of Address. Either Party may at any time and from time to time
          -----------------
notify the other Party in writing of a change of address and the new address to which notice will be given to it thereafter until further change.


                                  Article 19

                              GENERAL PROVISIONS
                              ------------------

19.1      Entire Agreement. This Agreement constitutes the entire agreement to
          ----------------
date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

19.2      Time of the Essence. Time will be of the essence of this Agreement.
          -------------------

19.3      Regulatory Approval. This Agreement is subject to the prior Regulatory
          -------------------
Approval, if required, of each of the Regulatory Authorities.

19.4      Prompt Execution of Document. The parties will promptly execute or
          ----------------------------
cause to be executed all documents, deeds and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement.

19.5      Further Assurances. The Parties will from time to time after the
          ------------------
execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

19.6      Enurement. This Agreement will enure to the benefit of and be binding
          ---------
upon the parties and their respective successors, heirs, executives, administrators and permitted assigns.

19.7      Representation and Costs. It is hereby acknowledged by each of the
          ------------------------
Parties hereto that, as between the Licensors and the Licensee herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Licensee, and that the Licensors have been advised by both Devlin Jensen and the Licensee to obtain independent legal advice with respect to the Licensors' review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen will be at the cost of the Licensee.

19.8      Laws of British Columbia. This Agreement will be deemed to have been
          ------------------------
made and will be construed in accordance with the laws of the Province of British Columbia and will be treated in all respects as a British Columbia contract and the courts in British Columbia will have exclusive jurisdiction over any disputes arising out of this Agreement.

19.9      Severability and Construction. Each Article, section, paragraph, term
          -----------------------------
and provision of this Agreement, and any portion thereof, will be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling will not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which will remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

19.10     Captions. The captions, section numbers and Article numbers appearing
          --------
in this Agreement are inserted for convenience of reference only and will in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

19.11     No Partnership or Agency. The Parties have not created a partnership
          ------------------------
and nothing contained in this Agreement will in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever.

19.12     Consents and Waivers. No consent or waiver expressed or implied by
          --------------------
either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

19.13     Execution in Counterpart. This Agreement may be executed in
          ------------------------
counterparts, and if so executed, all such parts will be read as constituting one agreement in the same manner as if all parties executing this Agreement in counterparts were signatories to one copy of this Agreement.

          IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories as at the Effective Date as hereinabove determined.


SIGNED, SEALED AND DELIVERED       )
by GUY CRAMER, a Licensor herein,  )
in the presence of:                )
                                   )
__________________________________ )
Name                               )     /s/ Guy Cramer
                                   )     --------------------
__________________________________ )     GUY CRAMER
Address                            )
                                   )
__________________________________ )
Occupation                         )



SIGNED, SEALED AND DELIVERED       )
by GINO GEMMA, a Licensor herein,  )
in the presence of:                )
                                   )
___________________________________)
Name                               )     /s/ Gino Gemma
                                   )     --------------------
__________________________________ )     GINO GEMMA
Address                            )
                                   )
__________________________________ )
Occupation                         )

SIGNED, SEALED AND DELIVERED            )
by ROBERT DYMONT, a Licensor herein,    )
in the presence of:                     )
                                        )
________________________________________)
Name                                    )  /s/ Robert Dymont
                                        )  -----------------------
________________________________________)  ROBERT DYMONT
Address                                 )
                                        )
________________________________________)
Occupation                              )



SIGNED, SEALED AND DELIVERED by         )
S.O. (ROY) TJELTA, a Licensor herein    )
in the presence of:                     )
                                        )
________________________________________)  /s/ S.O. Roy Tjelta
Name                                    )  -----------------------
                                        )  S.O. (ROY) TJELTA
________________________________________)
Address                                 )
                                        )
________________________________________)
Occupation                              )




The CORPORATE SEAL of                   )
HYPERSTEALTH BIOTECHNOLOGY INC.,        )
--------------------------------        )
the Licensee herein, was hereunto       )
affixed in the presence of:             )
                                        )        (C/S)
/s/ [ILLEGIBLE]^^                       )
----------------------------------------)
Authorized Signatory                    )